UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report:   March 7, 2008

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification Number)

11290 Pyrites Way, Suite 200

Gold River, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 7, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of InsWeb Corporation approved the 2008 compensation plan for the Company’s directors and executive officers. The compensation plan is comprised of base compensation, incentive compensation and option grants.  In approving the 2008 compensation plan, the Committee considered, among other things, compensation trends for publicly traded companies in the financial services and Internet marketing sectors.

As recommended by the Committee and approved by the Board of Directors, the 2008 base cash compensation for Hussein Enan (CEO), Jaimie Pickles (President and COO), Kiran Rasaretnam (CFO), and Eric Loewe (General Counsel and Secretary) is unchanged from 2007. The base cash compensation for Steve Yasuda (Chief Accounting Officer) is increased to $155,480.

To align the compensation of the executive officers with increased shareholder value, the 2008 compensation plan also provides performance incentives in the form of a cash bonus and an option grant. The amount of the cash bonus and the number of options that vest is dependent on meeting or exceeding a range of revenue and net income thresholds set by the Committee; however, no bonus would be earned nor will any option vest if minimum thresholds are not met. A description of the maximum payouts for each officer (and their 2008 base compensation)  is shown in the table below:

Name/Title	2008 Base Salary	Cash Bonus		Options

Hussein Enan, CEO	$12	N/A		40,000
Jaimie Pickles, President and COO	$265,000	$60,000		30,000
Kiran Rasaretnam, CFO	$200,000	$50,000		20,000
Eric Loewe, General Counsel and Secretary	$200,000	$50,000		20,000
Steve Yasuda CAO	$155,480	$30,000	(1)	15,000	(1)

(1)          For Mr. Yasuda, twenty percent of the cash bonus will be paid and twenty percent of the options will vest for each quarter in which thresholds are met, and the remaining twenty percent will be paid or vest if the annual thresholds are met.

Additionally, on March 7, 2008, the Committee approved and the Board of Directors ratified the year 2008 compensation for non-employee members of the Board of Directors. Non-employee directors Mr. Corroon and Mr. Orr will receive an annual retainer comprised of $20,000, payable on a quarterly basis, and an option grant of 4,226 shares, which vests over one-year. Non-employee directors Mr. Chookaszian and Mr. Puccinelli will receive an annual retainer comprised of an option grant of 8,451 shares, which vests over one-year. The chairman of the Audit Committee, Mr. Orr, will receive an additional fee of $2,500 for each regularly scheduled Audit Committee meeting attended. The annual retainers relate to the twelve-month period from January 2008 through December 2008. As approved by stockholders on February 29, 2008, all non-employee directors receive an annual option grant to purchase 5,000 shares, with the date of grant being on or about July 1 of each year that they serve. These options are fully vested.

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2008	INSWEB CORPORATION
(Registrant)

/s/ Kiran Rasaretnam
Kiran Rasaretnam
Chief Financial Officer